                                                                   EXHIBIT 28
                        COMPUTER SCIENCES CORPORATION
                          REVENUES BY MARKET SECTOR
                               (In millions)
                             Fiscal Period Ended             % of Total
                           ----------------------      ----------------------
                            Jan. 1,      Dec. 26,       Jan. 1,      Dec. 26,
                             1999         1997           1999         1997
                           ---------    ---------      ---------    ---------
THIRD QUARTER

Global commercial:
  U.S. commercial          $  785.5     $  712.3          41%          43%
  Europe                      608.5        470.4          31           28
  Other International         120.5        100.6           6            6
                           ---------    ---------      ---------    ---------
          Total             1,514.5      1,283.3          78           77

U.S. federal government:
  Department of Defense       244.5        251.1          13           15
  Civil agencies              168.9        129.7           9            8
                           ---------    ---------      ---------    ---------
          Total               413.4        380.8          22           23
                           ---------    ---------      ---------    ---------
Total revenues             $1,927.9     $1,664.1         100%         100%
                           ========     ========       =========    =========


NINE MONTHS

Global commercial:
  U.S. commercial          $2,247.9     $1,996.9          41%          42%
  Europe                    1,640.0      1,260.0          30           27
  Other International         343.9        303.1           6            6
                           ---------    ---------      ---------    ---------
          Total             4,231.8      3,560.0          77           75

U.S. federal government:
  Department of Defense       810.2        772.1          14           16
  Civil agencies              487.6        399.6           9            9
                           ---------    ---------      ---------    ---------
          Total             1,297.8      1,171.7          23           25
                           ---------    ---------      ---------    ---------
Total revenues             $5,529.6     $4,731.7         100%         100%
                           =========    =========      =========    =========
